Exhibit 99.1

Company Contact:

Jill A. Hewitt

Investor Relations Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7513

Fax: (732)349-2579

email: JAHewitt@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST BANK

ANNOUNCES APPOINTMENT OF

CRAIG C. SPENGEMAN

AS EXECUTIVE VICE PRESIDENT/TRUST & ASSET MANAGEMENT

TOMS RIVER, NEW JERSEY, DECEMBER 4, 2013…OceanFirst Bank, the wholly owned subsidiary of OceanFirst Financial Corp. (NASDAQ:OCFC), announced the addition of Craig C. Spengeman as Executive Vice President and Director of Trust & Asset Management effective January 6, 2014.

Christopher D. Maher, OceanFirst Bank President and Chief Operating Officer said, “Craig Spengeman is a respected and successful leader in community bank trust and asset management services and we are pleased to welcome Craig to our OceanFirst team.”

Mr. Spengeman will be responsible for the overall management and growth of the Trust & Asset Management department at OceanFirst Bank and will report directly to Mr. Maher. Most recently, Mr. Spengeman served as the President and Chief Investment Officer at Peapack-Gladstone Bank Trust & Investments where under his leadership the division grew from $39 million to $2.5 billion in assets under administration over a 28 year period. Mr. Spengeman was also Executive Vice President of Peapack-Gladstone Financial Corporation and Peapack-Gladstone Bank.

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com

Mr. Maher added, “Craig’s proven experience building a $2.5 billion trust business, a key strategic growth area for our Company, will provide an extraordinary opportunity for the long-term growth of this business line at OceanFirst.”

OceanFirst Bank, founded in 1902, is a federally-chartered savings bank with $2.3 billion in assets and twenty-five branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.‘s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake—and specifically disclaims any obligation—to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

975 Hooper Avenue — Toms River, NJ 08753 — 732.240.4500 tel — wwwoceanfirst.com